UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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BENTLEY SYSTEMS, INCORPORATED

(Name of Registrant as Specified In Its Charter)

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Dear Stockholder:
Please join us for Bentley Systems, Incorporated’s Annual Meeting of Stockholders on Thursday, May 27, 2021, at 11:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and colleagues, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.meetingcenter.io/256543835 and entering the password BSY2021.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 16, 2021. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.
Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone or by proxy card in advance, even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Bentley Systems, Incorporated.
Sincerely,

Gregory S. Bentley
Chairman, Chief Executive Officer and President

BENTLEY SYSTEMS, INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	11:00 a.m., Eastern Time, on Thursday, May 27, 2021
VIRTUAL LOCATION	You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.meetingcenter.io/256543835. You will need to have your control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Annual Meeting. Stockholders participating in the virtual meeting are deemed to be present in person at the Annual Meeting. Further instructions on how to participate in and vote at the Annual Meeting are available at www.meetingcenter.io/256543835.
ITEMS OF BUSINESS	1. To elect the director nominees listed in the Proxy Statement.
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.
3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 1, 2021.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.
By Order of the Board of Directors,

David R. Shaman
Chief Legal Officer and Secretary
April 16, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 27, 2021: This Proxy Statement and our Annual Report are available free of charge at www.envisionreports.com/BSY. A list of the stockholders of record at the close of business on April 1, 2021 will also be available electronically during the Annual Meeting at www.meetingcenter.io/256543835.

PROXY VOTING METHODS
If at the close of business on April 1, 2021 you were a stockholder of record, you may vote your shares over the Internet at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone or by mail. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
If you are a stockholder of record, your Internet, telephone or mail vote must be received by 11:59 p.m., Eastern Time, on May 26, 2021 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your broker, bank or nominee for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET
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Go to the website www.envisionreports.com/BSY and follow the instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
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From a touch-tone telephone, dial the telephone number included on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

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You will need the control number included on your proxy card in order to vote by telephone.

BY MAIL
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Mark your selections on the proxy card.

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Date and sign your name exactly as it appears on your proxy card.

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Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

BENTLEY SYSTEMS, INCORPORATED
PROXY STATEMENT
Annual Meeting of Stockholders
May 27, 2021
GENERAL INFORMATION
Why am I being provided with these materials?
This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about April 16, 2021. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Bentley Systems, Incorporated (“we,” “our,” “us” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 27, 2021 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares in advance by proxy via the Internet, by telephone or by mail.
What am I voting on?
There are two proposals scheduled to be voted on at the Annual Meeting:
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Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

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Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

Who is entitled to vote?
Stockholders as of the close of business on April 1, 2021 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, we had outstanding 11,601,757 shares of Class A common stock, 263,892,518 shares of Class B common stock and no shares of preferred stock. The holders of our Class A common stock are entitled to 29 votes per share and holders of our Class B common stock (which is the only class that is publicly traded and listed) are entitled to one vote per share held as of the Record Date, in each case including shares:
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Held directly in the holder’s name as “stockholder of record” (also referred to as “registered stockholder”); and

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Held for the holder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

Holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our amended and restated certificate of incorporation or law.
What constitutes a quorum?
The presence in person or by proxy of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting constitutes a quorum. Abstentions and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.

What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal No. 1 is considered a non-routine matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How many votes are required to approve each proposal?
For Proposal No. 1, under our amended and restated bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For Proposal No. 2, under our Bylaws, approval of the proposal requires a vote of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding, whether such holders are present in person or by proxy.
It is important to note that the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 2) is non-binding and advisory. While the ratification of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” Proposal No. 2.
If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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“FOR” each of the director nominees listed in this Proxy Statement.

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“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

Who will count the vote?
The Company’s transfer agent and registrar, Computershare Inc., will tally the vote.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
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By Internet — If you have Internet access, you may submit your proxy by going to envisionreports.com/BSY and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

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By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing the telephone number included on your proxy card and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

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By Mail — You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 26, 2021 for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than May 26, 2021.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How do I attend and vote my shares at the Virtual Annual Meeting?
This year’s Annual Meeting will be a completely “virtual” meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can attend the Annual Meeting live online at www.meetingcenter.io/256543835 and enter the password BSY2021. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:
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instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.meetingcenter.io/256543835;

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assistance with questions regarding how to attend and participate via the internet will be provided at www.meetingcenter.io/256543835 on the day of the Annual Meeting;

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stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and

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you will need the control number that is included on your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?
In light of the public health concerns due to the COVID-19 pandemic and to support the health and well-being of our stockholders and colleagues, the Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
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providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;

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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

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answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

What does it mean if I receive more than one proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
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sending a written statement to that effect to our Secretary, provided such statement is received no later than May 26, 2021;

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voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 26, 2021;

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submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 26, 2021; or

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attending the Annual Meeting and voting in person.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Bylaws provide that the number of directors will be determined from time to time by resolution of our Board of Directors. We currently have seven directors on the Board of Directors. Upon election, each director is elected for a one-year term and serves until a successor is duly elected and qualified. Any additional directorships resulting from death, resignation, increase in the number of directors, or otherwise may be filled for the unexpired term by a majority vote of the remaining directors then in office. Directors may be removed with or without cause by the affirmative vote of a majority of the combined vote of our then-outstanding shares of Class A and Class B common stock, voting together as a single class.
The full Board of Directors has considered and nominated the following slate of nominees to serve as directors for a one-year term expiring at the 2022 Annual Meeting of stockholders: Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley, Kirk B. Griswold, Brian F. Hughes and Janet B. Haugen. Action will be taken at the Annual Meeting for the election of these director nominees.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
Nominees for Election to the Board of Directors in 2021
The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the term of service of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Board and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.
Name	Age	Positions with the Company
Gregory S. Bentley	65	Chairman, President and Chief Executive Officer
Keith A. Bentley	62	Chief Technology Officer and Director
Barry J. Bentley, Ph.D.(1)	65	Director
Raymond B. Bentley	60	Executive Vice President and Director
Kirk B. Griswold(1)(2)	59	Director
Brian F. Hughes(1)(2)(3)	62	Director
Janet B. Haugen(1)(2)(4)	62	Director

(1)
Member of the Audit Committee

(2)
Member of the Sustainability Committee

(3)
Chairperson of the Audit Committee

(4)
Chairperson of the Sustainability Committee

Gregory S. Bentley has served as President and Chairman of our Board of Directors since June 1996 and Chief Executive Officer since August 2000. Prior to joining us in 1991, Mr. Bentley founded and served as Chief Executive Officer of Devon Systems International, Inc., a provider of financial trading software, which was sold to SunGard Data Systems, Inc. in 1987. Mr. Bentley served as a director of SunGard and a member of its audit committee from 1991 through 2005. He holds a B.S. in Economics and an M.B.A. in Finance and Decision Sciences from the Wharton School, University of Pennsylvania. He is a trustee of Drexel University.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the extensive and valuable business and managerial perspective he has and his significant experience in the software technology industry, together with a deep understanding of our history and commitment to the markets we serve.

Keith A. Bentley co-founded our Company and has served as a director since our inception in 1984. He previously served as the Company’s President from 1984 to 1995 and as the Chief Executive Officer from 1984 to 2000. He currently serves as Chief Technology Officer, a position he has held since 2000. He holds a Bachelor’s degree in Electrical Engineering from the University of Delaware and an M.S. in Electrical Engineering from the University of Florida.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as one of our co-founders and our Chief Technology Officer, and his experience in the software industry, especially as it relates to our technology and solutions.
Barry J. Bentley, Ph.D. co-founded our Company and has served as a director since 1984 and as an executive officer from 1984 through 2019. He serves currently as a member of the Audit Committee. From September 1984 to June 1996, Dr. Bentley served as Chairman of our Board of Directors. Prior to co-founding our Company, in 1979, he co-founded and served as Vice President of Dynamic Solutions Corporation, a software firm. Dr. Bentley is one of the originators of MicroStation and was continuously involved in the planning and development of our software solutions and technology since our inception through 2019. He holds a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.S. and Ph.D. in Chemical Engineering from the California Institute of Technology.
We believe that Dr. Bentley is qualified to serve as a member of our Board of Directors due to his deep knowledge and understanding of the Company’s technology, history and mission as one of our co-founders, as well as his experience in the software industry.
Raymond B. Bentley has served as a director since May 2015 and has served as an Executive Vice President since 1984. He was the lead developer for MicroStation and chief architect in the core-graphics group. He holds a Bachelor’s degree in Mechanical Engineering from Rensselaer Polytechnic Institute and an M.S. in Computer Engineering from the University of Cincinnati.
We believe that Mr. Bentley is qualified to serve as a member of our Board of Directors due to his vast experience with our technology and the software industry, and for the business perspective he brings to the Board.
Kirk B. Griswold has served as a director since 2002 and is a member of both the Audit Committee and the Sustainability Committee. He is a Founding Partner of Argosy Capital Group, Inc., a private equity and real estate firm. He holds a Bachelor’s degree in Physics from the University of Virginia and an M.B.A. with a dual major in Finance and Management from the Wharton School, University of Pennsylvania.
We believe that Mr. Griswold is qualified to serve as a member of our Board of Directors due to his extensive experience in engineering, project management, and consulting, as well as his knowledge and experience in finance.
Brian F. Hughes has served as a director since February 2020 and is the Chairperson of the Audit Committee and a member of the Sustainability Committee. He retired from KPMG LLP in 2019 where he was a partner from 2002 to 2019, serving as National Private Markets Group Leader from 2012 to 2019, National Co-Leader of KPMG’s venture capital practice from 2009 to 2019, and the practice leader of the Technology and Venture Capital group of KPMG’s Philadelphia office from 2002 to 2009. He began his career in 1981 at Arthur Andersen where he was elected partner in 1993. Mr. Hughes holds a B.S. in Economics and Accounting from the Wharton School, University of Pennsylvania and an M.B.A. from the Wharton School, University of Pennsylvania. He is also a licensed CPA.
We believe that Mr. Hughes is qualified to serve as a member of our Board of Directors due to his extensive financial and accounting experience with both private and public companies, as well as his understanding of public company audit and governance requirements and responsibilities.
Janet B. Haugen has served as a director and member of the Audit Committee since September 2020 and as Chairperson of the Sustainability Committee since its formation in March 2021. She previously served as the Senior Vice President and Chief Financial Officer of Unisys Corporation from April 2000 to November 2016. She also held positions as Vice President, Controller and Acting Chief Financial Officer of Unisys between April 1996 and April 2000. Prior to joining Unisys, she held positions at Ernst & Young from 1980 to 1996, including as an audit partner from 1993 to 1996. She currently serves on the board of directors, Audit Committee Chair and a member of the Compensation Committee of Paycom Software, Inc., a provider of comprehensive, cloud-based human capital management software, a position she has held since February 2018. Since May 2019 she has served on the board of directors of Juniper Networks, Inc., which designs, develops and sells high-performance network technology products and services, and as chair of the Audit Committee since February 2020. She also served on the board of directors and was chair of the audit committee of SunGard Data Systems Inc., a software and services company, from 2002 to 2005. Ms. Haugen holds a bachelor’s degree in Economics from Rutgers University.
We believe that Ms. Haugen is qualified to serve on our Board due to her extensive leadership experience as an executive, financial expertise and public company governance experience as a current and prior member of the board of directors and audit committee chair of other public technology companies.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. Our Board’s responsibility is one of oversight, and in performing its oversight role, our Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the Company’s stockholders. Our Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Our Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, membership, structure and corporate governance. The Audit Committee, the Sustainability Committee and any other committee charged with risk oversight reports to the Board on those matters.
Our Board, through the Sustainability Committee, evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “―Communications with the Board” below.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and Nasdaq rules, a director is not independent unless our Board of Directors affirmatively determines that he or she does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current Nasdaq corporate governance standards for listed companies. For so long as we qualify as a “controlled company” within the meaning of Nasdaq rules, we are permitted to not comply with certain corporate governance standards, including the requirement that a majority of the Board of Directors consists of independent directors. Subject to our reliance on the exemption available to controlled companies and any applicable transition periods, the Board is required under our Corporate Governance Guidelines to make an affirmative determination periodically as to the independence of each director. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the Nasdaq independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.
Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described in the section titled “Transactions With Related Persons,” our Board of Directors has three independent directors. Our Board of Directors has determined that each of Kirk B. Griswold, Brian F. Hughes and Janet B. Haugen does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he or she is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.
Director Nomination Process
The Board weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Board also assesses the size, composition and combined expertise of the Board, as well as (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. As the application of these factors involves the exercise of judgment, the Board does not have a standard set of fixed qualifications that is applicable to all director candidates.
In recommending that, or determining whether, members of the Board should stand for re-election, the Board also may assess the contributions of incumbent directors in the context of the Board evaluation process and other perceived needs of the Board. The Board does not have a policy to impose a retirement age or term limits for directors because such a policy may deprive the Board of the service of directors who have developed, through valuable experience over time, increasing insight both generally and as well as specifically with respect to the Company and its operations.
When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each Board member’s biographical information set forth above. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
The Board will consider director candidates recommended by stockholders in the same manner as nominees from all other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2022 Annual Meeting.”
Controlled Company Exception
We are a “controlled company” under the corporate governance rules of the Nasdaq Listing Rules because the Bentley Control Group (as defined below) controls a majority of the voting power of our outstanding capital stock. References to the “Bentleys” refer to Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley, collectively. References to the “Bentley Control Group” refer to the Bentleys and certain of their family members, trusts or other permitted transferees, as well as all other holders of our Class A common stock in respect of such shares of Class A common stock, as to which the Bentleys collectively control the voting power of the members of such group. Although the Nasdaq Listing Rules require that a majority of the board of directors be independent, because we are a “controlled company” within the meaning of the Nasdaq Listing Rules, we are permitted to, and have elected to, not comply with this requirement. In addition, as a “controlled company”, we are not required to have a compensation committee or an independent nominating function. Accordingly, our Board of Directors has determined not to have an independent nominating function and to have the full Board of Directors be directly responsible for nominating members of our Board of Directors. In addition, prior to the establishment of the Sustainability Committee in March 2021, our Board of Directors determined not to have a separate compensation committee and to have the full Board of Directors be directly responsible for reviewing and approving compensation and benefit arrangements for our executive officers and directors.

Leadership Structure
Our Board of Directors is led by Gregory S. Bentley, our Chairman of the Board, President and Chief Executive Officer. The Board maintains the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. By combining the role of Chairman and Chief Executive Officer in Gregory S. Bentley, one of the founding Bentley brothers, we have ensured that the Chairman of the Board has a unique understanding of our Company as well as ongoing executive responsibility for the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.
Executive Sessions
To encourage and enhance communication among the independent directors of the Board, it is expected that the independent directors will have regularly scheduled meetings at which only independent directors are present. It is contemplated that, as and if required under Nasdaq Marketplace Rules, these will occur at least twice a year and perhaps more frequently, in connection with regularly scheduled Board or committee meetings.
Communications with the Board
As described in our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any committee of the Board, or the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer of the Company, at 685 Stockton Drive, Exton, Pennsylvania 19341, who will forward such communication to the appropriate party.
Board Committees and Meetings
During the year ended December 31, 2020, the only standing committee of the Board was the Audit Committee, which consisted of Barry J. Bentley, Kirk B. Griswold, Brian F. Hughes and Janet B. Haugen, with Mr. Hughes serving as chair following his election in March 2020.
Directors are expected to attend annual meetings of stockholders. During the year ended December 31, 2020, the Board held thirteen meetings. In 2020, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee.
Audit Committee
Our Board of Directors has established an Audit Committee (the “Audit Committee”), which has the composition and responsibilities described below. Nasdaq Listing Rules that require us to have an audit committee composed entirely of independent directors, subject to permitted phase-in rules. Under these phase-in rules, we are currently required to have our Audit Committee consist of a majority of independent members, and will be required to have an Audit Committee consisting of all independent members by September 22, 2021 (one year from the IPO listing date). Our Audit Committee is currently comprised of four members: Kirk B. Griswold, Brian F. Hughes and Janet B. Haugen, each of whom satisfies the independence requirements of the applicable Nasdaq Listing Rules and Exchange Act rules, and Barry J. Bentley, who does not satisfy these independence requirements. Brian F. Hughes is the chair of our Audit Committee. Each of Kirk B. Griswold, Brian F. Hughes and Janet B. Haugen is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as required by the Nasdaq Listing Rules. This designation does not impose any duties, obligations or liabilities that are greater than those that are generally imposed on members of our Audit Committee and our Board of Directors. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors.
The Audit Committee is responsible for, among other things:
•
selection, retention, termination, compensation and oversight of the work of an independent public accounting firm to act as our independent auditors, as well as any other public accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•
considering and approving, in advance, all audit and permitted non-audit and tax services to be performed by our independent auditors;

•
reviewing and discussing the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures and the audits of our financial statements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our colleagues of concerns regarding questionable accounting or auditing matters;

•
investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

•
determining compensation of advisors hired by the Audit Committee;

•
reviewing quarterly financial statements prior to their release;

•
reviewing and assessing the adequacy of its written charter on an annual basis;

•
reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis;

•
managing risks to the Company by monitoring, discussing, reviewing or developing policies and procedures with respect to risk exposures, compliance with applicable laws and the Company’s policies and complaints regarding accounting or auditing matters; and

•
handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Board of Directors adopted a written charter for our Audit Committee, which is available on our website. Such written charter for the Audit Committee satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Compensation Determination Process
Prior to our IPO in September 2020, we were a private company and, with the exception of payments made under the Bonus Pool Plan (as defined below) and equity compensation, the compensation of our executive officers was set by our Chief Executive Officer. Since its formal approval and adoption by the Board of Directors in 2015 and thereafter, the amounts paid pursuant to the Bonus Pool Plan have been reviewed and approved by our independent directors. In addition, all equity awards granted to our executive officers were approved by our entire Board of Directors, and non-employee director compensation was determined by resolution of the Board of Directors with each non-employee director abstaining from such vote. As described below, in March 2021, we constituted the Sustainability Committee, in which the Board of Directors has vested the authority to make executive compensation determinations.
Sustainability Committee
Established in March 2021, the Sustainability Committee is a standing committee of the Board of Directors that is responsible for oversight of executive compensation, talent development and ESG (Environment, Social, and Governance) matters. Although the establishment of this committee is not required given our status as a controlled company, the Board formed the Sustainability Committee because we believe these matters require increased focus and Board attention.
Our Sustainability Committee currently consists of Kirk B. Griswold, Brian F. Hughes and Janet B. Haugen, each of whom satisfies the general independence requirements of the Nasdaq Listing Rules, with Janet B. Haugen serving as the chair of the committee. Members serve on this committee until their resignations or until otherwise determined by our Board of Directors. We expect the Sustainability Committee will typically meet quarterly in connection with our regularly scheduled Board meetings and will regularly report to the full Board regarding its activities.
The Sustainability Committee is responsible for, among other things:
•
reviewing and approving, or recommending to the full Board of Directors, corporate goals and objectives relevant to CEO and other executive officer compensation, including annual performance objectives, if any;

•
evaluating the performance of the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity-based incentive and other benefits, direct and indirect, of the CEO;

•
overseeing the evaluation of the performance of the executive officers other than the CEO and either reviewing and approving, or recommending to the full Board of Directors, the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the executive officers other than the CEO;

•
reviewing and recommending to the Board of Directors the form and amount of director compensation;

•
reviewing and making recommendations with respect to our equity compensation plans;

•
overseeing the Company’s sustainability strategy and reporting and corporate citizenship matters;

•
overseeing the evaluation of the Board of Directors and management;

•
reviewing and discussing with the Board of Directors and executive officers plans for executive officer development and corporate succession plans for the CEO and other executive officers;

•
development and oversight of policies, disclosure, and reporting for ESG (Environment, Social, and Governance) matters;

•
considering matters of corporate governance, including periodically reviewing the Company’s corporate governance guidelines/principles;

•
reviewing and discussing with management the Company’s policies and practices related to its management of human capital resources, including talent development, retention, overall employee wellness and engagement of Company personnel; and

•
reviewing and discussing with management the Company’s corporate culture and strategies in support of diversity, equity and inclusion.

Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.
Our Corporate Governance Guidelines, Audit Committee charter, Sustainability Committee charter and other corporate governance information are available on our website at https://investors.bentley.com/corporate-governance/governance-documents. Any stockholder also may request them in print, without charge, by contacting the Secretary of Bentley Systems, Incorporated, at 685 Stockton Drive, Exton, Pennsylvania 19341.

Code of Conduct
We maintain a Code of Conduct that is applicable to all of our directors, officers and colleagues, including our Chairman and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Code of Conduct may be found on our website at https://investors.bentley.com/corporate-governance/governance-documents.
We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the relevant committees of the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls. Through its regular meetings with management, including the finance and legal functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Sustainability Committee reviews compensation policies and practices of the Company and oversees and evaluates programs and risks associated with Board organization, membership, structure and corporate governance.
Hedging Policy
The Company’s Insider Trading Policy requires executive officers and directors to consult the Company’s Chief Legal Officer prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The Company’s Insider Trading Policy prohibits directors and employees (including officers) from trading in public options, warrants, puts and calls or similar public instruments on the Company’s securities or selling such securities short. In addition, directors and employees (including officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities without first receiving pre-clearance from the Company’s trading compliance officer.
Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers as of the date of this Proxy Statement other than Gregory S. Bentley, Keith A. Bentley and Raymond B. Bentley, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2021.”

Name	Age	Principal Occupation and Other Information
David J. Hollister	55	Chief Financial Officer and Chief Operations Advancement Officer
David R. Shaman	55	Chief Legal Officer and Secretary
David J. Hollister has served as our Chief Financial Officer since 2007. In addition to providing financial leadership, Mr. Hollister is responsible for various aspects of our operations, including our IT operations, financial operations, business intelligence and portfolio development activities, including mergers and acquisitions. Prior to joining our Company, he was the chief financial officer and a member of the board of directors of Broder Bros., Co. from 2004 to 2007. Mr. Hollister previously served as a director in the M&A Transaction Services practice at PricewaterhouseCoopers LLP, where he specialized in international transactions. He holds a Bachelor’s degree in Business Administration from the University of Northern Colorado and an M.B.A. from the University of Michigan.
David R. Shaman joined our Company in 1998 and has served as our Chief Legal Officer since 2016. Mr. Shaman previously served as General Counsel from 2015 to 2016 and as Deputy General Counsel from 2006 to 2015. Prior to joining us, Mr. Shaman was an associate at the law firm Covington & Burling LLP. Mr. Shaman’s international experience includes eight years leading the Company’s legal operations outside the United States, as well as tenures at the European Commission, Directorate-General for Informatics in Brussels and Harlequin Limited, a software company in Cambridge, United Kingdom. He holds a Bachelor’s degree in Mathematics from the University of Pennsylvania, a J.D. from Harvard Law School, and a Diploma in Mathematical Statistics from Cambridge University.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for 2021.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives will also have the opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of KPMG LLP unless you specify otherwise.
Audit and Non-Audit Fees
In connection with the audit of the 2020 consolidated financial statements, we entered into an agreement with KPMG LLP which sets forth the terms by which KPMG LLP performed audit services for the Company.
	2020	2019
Audit fees(1)	$4,181,581	$2,355,547
Tax fees(2)	6,367	—
Audit-related fees	—	—
All other fees	—	—
Total:	$4,187,948	$2,355,547

(1)
Includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual consolidated financial statements and the reviews of interim financial information. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements. The fees for fiscal year 2020 include $2,250,000 related to services provided in connection with the Company’s IPO in September 2020 and subsequent follow-on offering in November.

(2)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee considered whether providing services shown in this table (other than services for the audit of the Company’s annual financial statements and the reviews of financial statements) was compatible with maintaining KPMG LLP’s independence and concluded that it was.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by its independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chair the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters — Board Committees and Meetings — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written communications from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Brian F. Hughes, Chair
Barry J. Bentley
Kirk B. Griswold
Janet B. Haugen

EXECUTIVE AND DIRECTOR COMPENSATION
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our Chief Executive Officer and our two most highly compensated executive officers (other than our CEO) serving at fiscal year-end (collectively referred to herein as our “named executive officers”) and have not included a compensation discussion and analysis or tabular compensation information for our executive officers other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to stockholder advisory votes, such as the “say-on-pay” vote.
Summary Compensation Table
The following table summarizes compensation for the years ended December 31, 2020 and 2019 earned by our principal executive officer and our two other most highly-compensated executive officers. These individuals are referred to as our named executive officers.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gregory S. Bentley Chairman, Chief Executive Officer and President	2020	200,000	3,130	2,393,373	11,837,710(6)	28,490	14,462,703
	2019	200,000	—	—	12,130,273	30,618	12,360,891
Keith A. Bentley Chief Technology Officer and Director	2020	200,000	3,130	1,657,917	6,647,764(6)	23,020	8,531,831
	2019	200,000	—	—	7,077,226	28,748	7,305,974
David J. Hollister Chief Financial Officer and Chief Operations Advancement Officer	2020	200,000	3,130	893,048	3,857,995	54,636	5,008,809
	2019	200,000	1,000	—	4,045,398	52,956	4,299,354

(1)
Amounts reflect the actual base salary earned by each named executive officer in each fiscal year.

(2)
Amounts reflect one-time discretionary cash bonuses paid to each named executive officer.

(3)
Represents the aggregate grant date fair value of stock awards for 2020 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, “Equity Awards and Instruments,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as follows: (i) 680 shares of restricted Class B common stock awarded to each of the named executive officers; and (ii) fully-vested shares of Class B common stock issued in settlement of amounts payable under the Bonus Pool Plan for the fourth quarter of 2020 that the named executive officer elected to receive in stock, as follows: Gregory S. Bentley — 53,874, Keith A. Bentley — 37,246 and David J. Hollister — 19,953. Please see the sections titled “Equity Compensation” and “Bonus Pool Plan” below.

(4)
Amounts reflect amounts paid pursuant to the Bentley Systems, Incorporated Bonus Pool Plan, and, with respect to the 2019 fiscal year only, an additional $2,960 paid pursuant to our global profit sharing plan. Please see the sections titled “Bonus Pool Plan” and “Global Profit Sharing Plan” below.

(5)
The following table describes the elements of compensation included in “All Other Compensation” for 2020. Please also refer to the section titled “Other Benefits and Perquisites — Employee Benefits and Perquisites” below.

All Other Compensation
Named Executive Officer	Year	401(k) Matching Contributions ($)	Vehicle and Health and Fitness Club Allowances ($)	Spousal/Dependent Travel Reimbursement ($)	Special Dividend Paid on Restricted Stock Awards ($)(a)	Matching Charitable Contributions ($)	Total ($)
Gregory S. Bentley	2020	7,000	15,000	5,470	1,020	—	28,490
Keith A. Bentley	2020	7,000	15,000	—	1,020	—	23,020
David J. Hollister	2020	7,000	27,500	6,616	1,020	12,500	54,636

(a)
Represents a $1.50 per share cash dividend paid in September 2020 that accrued on such stock awards and which was paid upon vesting. See the section titled “Special Dividend” below.

(6)
Please see the section titled “Nonqualified Deferred Compensation” below for information regarding the amount, if any, of non-equity incentive compensation that each named executive officer deferred into the DCP (as defined below) with respect to fiscal year 2020,

Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our named executive officers are base salary, cash performance bonuses, and certain deferred compensation and retirement plans. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Annual Base Salary
The base salary payable to each named executive officer is intended to provide a fixed baseline component of compensation, which is supplemented by the significant variable-based component of their annual compensation, as described below.
As such, each of our named executive officers received a base salary of $200,000 in fiscal years 2019 and 2020.
Bonus Pool Plan
Our key employees, including our named executive officers, participate in the Bentley Systems, Incorporated Bonus Pool Plan, as amended and restated, effective as of September 3, 2020 (the “Bonus Plan”). Pursuant to the Bonus Plan, participants are eligible to receive incentive bonuses that are determined based on our Management Report Operating Income, or adjusted operating income, as determined by our internal management accounts (“MROI”). For purposes of the Bonus Plan, the bonus pool thereunder may be funded with up to an aggregate of 20% of our adjusted MROI (as adjusted for accounting anomalies and other items identified as non-GAAP charges), subject to approval by our Board of Directors, which payments are made to plan participants based on each such participant’s allocated interest in the bonus pool.
A participant may defer any portion, or all, of such participant’s incentive bonus payable pursuant to the Bonus Plan into the DCP (as defined below). As described in more detail below under “Nonqualified Deferred Compensation”, for fiscal year 2020, Gregory S. Bentley and Keith A. Bentley elected to defer 10% and 20%, respectively, of their 2020 incentive compensation into the DCP.
Prior to September 3, 2020, a participant’s non-deferred incentive bonus was payable in cash. On September 3, 2020, we amended and restated the Bonus Plan to provide a participant with the ability to elect to receive any portion, or all, of such participant’s non-deferred incentive bonus in shares of fully vested Class B common stock, issued under our 2020 Incentive Award Plan. Such election must be made prior to the start of the applicable calendar quarter for which the incentive bonus is to be paid, and the number of shares of Class B common stock payable in respect of such elected amount is calculated using a volume-weighted average price of our Class B common stock for the period commencing on the tenth trading day prior to the end of the applicable calendar quarter and ending on the tenth trading day following the end of the applicable calendar quarter. Notwithstanding participants’ elections to receive shares of fully vested Class B common stock in respect of their non-deferred incentive bonus payments, if, in any calendar quarter, the aggregate dollar value of shares of fully vested Class B common stock payable in respect of the non-deferred incentive bonuses exceeds $7.5 million, the portion of each participant’s non-deferred incentive bonus payable in shares of fully vested Class B common stock will be reduced pro rata such that the $7.5 million limit is not exceeded, and, for each affected participant, the amount of such reduction will be payable in cash. With respect to fiscal year 2020, our named executive officers were allocated percentage interests in the Bonus Plan bonus pool as follows: a 36.4% (12/33) interest for Gregory S. Bentley, a 21.2% (7/33) interest for Keith A. Bentley, and a 12.1% (4/33) interest for David J. Hollister.
For the fourth quarter of 2020, Gregory S. Bentley and David J. Hollister each elected to receive 75% of their respective non-deferred incentive bonus in shares of fully vested Class B common stock, and Keith A Bentley elected to receive 100% of such bonus in shares of fully vested Class B common stock. Pursuant to the terms of the Bonus Pool Plan, these shares of Class B common stock were issued under the 2020 Incentive Award Plan.
Global Profit Sharing Plan
Prior to 2020, our full-time colleagues, including our named executive officers, were generally eligible to participate in our global profit sharing plan (the “Profit Sharing Plan”). Beginning in fiscal year 2020, we no longer utilized the Profit Sharing Plan and no payments were made to the named executive officers for fiscal year 2020. Under the Profit Sharing Plan, each participant was eligible for a cash bonus based upon the Company’s achievement of certain performance targets, which in fiscal year 2019 included the MROI. The target level of the MROI objective was based on our annual growth objectives and was set by members of our senior management at the beginning of the fiscal year. Under the Profit Sharing Plan, each participant received an on-target bonus amount equal to 2% of such participant’s eligible compensation with respect to fiscal year 2019, with payouts ranging from 0% (if threshold achievement of 75% of the applicable performance target is not achieved) to 6% of eligible compensation (if maximum achievement of the applicable performance target is achieved). Such amounts were determined on a straight-line basis between threshold and target, and target and maximum achievement levels. Such bonus amounts were then adjusted (which may be negative or positive) using a weighted multiplier based on our achievement of non-financial Company performance objectives, as established by our senior management at the beginning of the fiscal year. For fiscal year 2019, each of the named executive officers were paid a cash bonus of $2,960 under the Profit Sharing Plan.
Discretionary Bonuses
David J. Hollister was paid a one-time discretionary cash bonus of $1,000 in fiscal year 2019. Each of the named executive officers was paid a one-time discretionary cash bonus of $3,130 for service in 2020.
Equity Compensation
The Amended and Restated Bentley Systems, Incorporated 2015 Equity Incentive Plan (the “2015 Plan”) (under which no new grants may be made following the IPO) and the Bentley Systems, Incorporated 2020 Omnibus Incentive Plan (the “2020 Incentive Award Plan”) provide our officers, key employees, consultants and directors the opportunity to participate in the equity appreciation of our business through the receipt of equity awards with respect to shares of our Class B common stock.
On July 10, 2020, our Board of Directors approved the grant of 994,912 total shares of restricted stock and restricted stock units under the 2015 Plan to substantially all of our full-time colleagues, including 680 shares of restricted stock to each named executive officer, that fully vested upon the IPO.
Other Benefits and Perquisites
We offer participation in broad-based retirement, health, and welfare plans to all of our colleagues, including our named executive officers. We provide a 401(k) plan to our employees, including our current named executive officers, as discussed in the section below titled “— Profit Sharing/401(k) Plan.”

Profit Sharing/401(k) Plan
We sponsor a defined contribution plan intended to qualify for favorable tax treatment under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. The plan provides for employer matching or non-elective contributions on behalf of participants. Employer matching and non-elective contributions become 25% vested after one year of service and continue vesting thereafter at 25% per year until they are 100% vested following four years of service. Up to 100% of non-elective contributions may be invested in shares of our Class B common stock. For fiscal year 2020, each of our named executive officers received employer matching contributions of $7,000 and no elective contributions.
Nonqualified Deferred Compensation
We sponsor the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan (the “DCP”), which was amended and restated effective September 22, 2020, under which key colleagues, including our named executive officers, may defer all or any part of their incentive compensation, and we may make discretionary awards on behalf of such participants. Additionally, we maintain a substantially similar plan for non-employee directors in which Kirk B. Griswold is the sole participant, under which he may defer all or any part of his director fees. Elective participant deferrals and discretionary company awards are required to be in the form of phantom shares of our Class B common stock. No discretionary contributions were made to the DCP for the years ended December 31, 2019 and 2020.
For fiscal year 2020, Gregory S. Bentley and Keith A. Bentley elected to defer 10% and 20%, respectively, of their 2020 incentive compensation into the DCP. David J. Hollister did not defer any portion of his fiscal year 2020 incentive compensation. The following table shows the number of outstanding phantom shares of our Class B common stock held by each named executive officer as of December 31, 2020 under the DCP, including additional phantom shares acquired as a result of dividend equivalents credited on those phantom shares:
Name	Outstanding Phantom Shares
Gregory S. Bentley	3,687,835
Keith A. Bentley	3,271,715
David J. Hollister	3,555,835
Special Dividend
On August 28, 2020, our Board of Directors declared a special dividend of $1.50 per share of our common stock (the “Special Dividend”), payable to all stockholders of record as of August 31, 2020, which accrued on certain unvested restricted stock and restricted stock units, including restricted stock awards held by our named executive officers and included in “All Other Compensation” in the Summary Compensation Table. In connection with the Special Dividend declaration, an in kind adjustment was made to phantom shares issuable pursuant to the DCP and the exercise price of all outstanding stock options at that time were reduced by $1.50, but not lower than $0.01.
Employee Benefits and Perquisites
All of our full-time colleagues, including our named executive officers, are eligible to participate in a standard suite of health and welfare benefit plans. In addition, we generally provide the following benefits to our senior executives, including our named executive officers:
•
Reimbursement for health and fitness memberships and programs in an amount of up to $12,500 per year;

•
Reimbursement of certain costs of the executive’s spouse and dependent children to accompany the executive on qualifying business trips in an amount of up to $25,000 per year;

•
An annual vehicle allowance of $15,000; and

•
Charitable matching contributions in an amount of up to $12,500 per year.

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our senior executives, including our named executive officers.
No tax gross-ups
No named executive officers received any tax gross-ups in respect of compensation received by them in fiscal year 2020, nor are any named executive officers currently entitled to receive any such tax gross-ups in the future.
Outstanding Equity Awards at December 31, 2020
As of December 31, 2020, none of our named executive officers had any outstanding equity awards.
Employment Agreements
We do not have employment agreements with any of our named executive officers. However, each of our executive officers, including the named executive officers, has executed customary intellectual property assignment agreements for our benefit. Pursuant to those agreements, each of our executive officers has confirmed his or her understanding and agreement that any and all intellectual property and trade secrets (i) related to our business and (ii) contained in our products or systems that such executive has created, developed or otherwise produced or caused to be produced or delivered to us, or will so do in the future, is our property or will be assigned to us. Each executive officer has also agreed to take all further acts that may be necessary to transfer, perfect, and defend our ownership of such property.
Compensation of Directors
The following table provides summary information concerning the compensation of each of our non-employee directors for the year ended December 31, 2020. Our employee directors for fiscal year 2020, Gregory S. Bentley, Keith A. Bentley, and Raymond B. Bentley, did not receive any additional compensation for their service on our Board of Directors. The compensation paid to Gregory S. Bentley, who is our President and Chief Executive Officer, and Keith A. Bentley, who is our Chief Technology Officer, is presented in the section entitled “Executive Compensation” above.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Barry J. Bentley	25,000	—	25,000
Kirk B. Griswold	3,750	168,698	172,448
Brian F. Hughes(2)	37,500	187,487	224,987
Janet B. Haugen(3)	16,667	166,650	183,317

(1)
Represents the aggregate grant date fair value of stock awards for 2020 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15, “Equity Awards and Instruments,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The aggregate number of shares of unvested restricted stock held as of December 31, 2020 for our non-employee directors was as follows: 1,376 for Kirk B. Griswold, 2,874 for Brian F. Hughes and 1,515 for Janet B. Haugen. For information regarding the beneficial ownership of our Class A and Class B common stock by our directors and executive officers, see the section titled “Ownership of Securities.”

(2)
Mr. Hughes joined our Board of Directors in February 2020. Reflects pro-rated annual cash retainer for services during 2020.

(3)
Ms. Haugen joined our Board of Directors in September 2020. Reflects pro-rated annual cash retainer for services during 2020.

Bentley Systems, Incorporated Non-Employee Director Compensation Policy
On March 12, 2020, we adopted the Bentley Systems, Incorporated Independent Director Compensation Policy, which we amended and renamed the Bentley Systems, Incorporated Non-Employee Director Compensation Policy on September 3, 2020. The Bentley Systems, Incorporated Non-Employee Director Compensation Policy was implemented for directors elected or re-elected in 2020. The policy provides that all non-employee directors will be paid compensation for services provided to us as set forth below:
•
$50,000 payable upon the non-employee director’s first election or appointment to our Board of Directors if upon election such director is an independent director under the rules and regulations of any exchange on which the Company’s stock is listed;

•
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of $100,000 worth of our Class B common stock (awarded pursuant to our 2015 Plan, or any successor plan then in effect), granted upon the non-employee director’s first election or appointment to our Board of Directors;

•
if such director has never been an employee of the Company or its subsidiaries, a fully vested award of $150,000 worth of our Class B common stock (awarded pursuant to our 2015 Plan, or any successor plan then in effect), granted immediately following the non-employee director’s re-election to our Board of Directors at our Annual Meeting of Stockholders;

•
an annual retainer of $50,000 for service on our Board of Directors; and

•
an annual retainer of $50,000 for service on one or more committees of our Board of Directors, or $75,000 if serving as the chairperson on one or more committees of our Board of Directors.

All cash retainers are paid annually in advance, with 25% of each such retainer deemed to be compensation for each calendar quarter of service during the applicable calendar year. If a director resigns from our Board of Directors or is removed for cause, such director will be obligated to repay to us any cash retainer amounts attributable to calendar quarters for which services will not be rendered for a full calendar quarter during the applicable year (with no pro-rata credit for service during part of a quarter). A non-employee director who serves as a member of more than one Board committee will only receive one annual committee member service retainer and a non-employee director who serves as the chairperson of more than one Board committee will only receive one annual committee chairperson service retainer. A non-employee director who receives an annual retainer for service as a committee chairperson will not also receive an annual retainer for service as a member of a committee.
Except for the annual retainer for service as the chairperson of a board committee, each non-employee director who has never been an employee of the Company or its subsidiaries may elect to receive his or her annual cash retainer in the form of an award of restricted stock (awarded under our 2015 Plan, or any successor plan then in effect), based on the fair market value of our Class B common stock on the applicable award date, which restricted stock award will be subject to vesting as to 25% of the award at the end of each calendar quarter during the applicable year of service.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, we did not have a compensation committee during the last completed fiscal year, but in accordance with compensation plans approved by our Board of Directors, our non-employee directors reviewed all named executive officer compensation and approved all equity compensation for our executive officers.
None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board during fiscal 2020.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of December 31, 2020, certain information related to our compensation plans under which shares of our Class B common stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan	76,068(2)	N/A	24,904,235
2015 Equity Incentive Plan	13,329,026(3)	$4.87	0
Nonqualified Deferred Compensation Plan	30,438,216(4)	N/A	19,561,784
Equity compensation plans not approved by security holders:
Nonqualified Deferred Compensation Plan for Non-Employee Directors	154,033(4)	N/A	345,967
Total	43,997,343	N/A	69,811,986(5)

(1)
The restricted stock units that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the Nonqualified Deferred Compensation Plan for Non-Employee Directors and the DCP are distributed as shares of our Class B common stock to the participant at no additional cost. As such, the weighted-average exercise price in this column does not take these awards into account.

(2)
Consists of outstanding restricted stock unit awards under the 2020 Incentive Award Plan covering an aggregate of 76,068 shares of our Class B common stock, some of which are subject to time-based vesting and some of which are subject to performance-based vesting. The number of shares to be issued in respect of performance-based restricted stock unit awards has been calculated based on the assumption that the maximum levels of performance applicable to these awards will be achieved.

(3)
Consists of outstanding (i) stock options under the 2015 Plan covering an aggregate of 12,842,226 shares of our Class B common stock and (ii) outstanding restricted stock unit awards under the 2015 Plan covering an aggregate of 486,800 shares of our Class B common stock.

(4)
Represents shares of Class B common stock distributable in respect of contributions and deferrals into the plan.

(5)
Includes 25,000,000 shares available for future issuance under the 2020 Employee Stock Purchase Plan.

OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 9, 2021 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.
Our Class B common stock is not convertible into any other shares of capital stock. Each outstanding share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock. In addition, each share of Class A common stock will convert automatically into one share of Class B common stock upon the occurrence of specified events, including any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts primarily for the benefit of the stockholder or the stockholder’s family members, certain entities or fiduciaries controlled by the stockholder or the stockholder’s family members, and transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement. Each share of Class A common stock will also convert automatically into one share of Class B common stock upon the death of a Class A common stockholder, except if such shares are transferred in accordance with the foregoing sentence. Further, each share of Class A common stock will convert into one share of Class B common stock if such conversion is approved by the holders of at least 90% of the then-outstanding shares of Class A common stock or if the Bentley Family (as defined below) ceases to beneficially own, in the aggregate, at least 20% of the issued and outstanding shares of Class B common stock (on a fully diluted basis and assuming the conversion of all issued and outstanding shares of Class A common stock). Once converted into Class B common stock, a share of Class A common stock may not be reissued. “Bentley Family” means the Bentleys and certain other family members and trusts and other entities controlled by or primarily for the benefit of the Bentleys and their families.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as set forth opposite such person’s name, subject to community property laws where applicable. We have deemed shares of our common stock to be outstanding and beneficially owned by a person for the purpose of computing their percentage ownership if that person has the right to acquire voting or investment power in respect of such common stock within 60 days of April 9, 2021. Our calculation of the percentage of beneficial ownership is based on 11,601,757 shares of Class A common stock and 263,998,068 shares of Class B common stock outstanding as of April 9, 2021
Except as otherwise indicated, the address of each of the persons in this table is c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, PA 19341.
	Common stock beneficially owned				% of total voting power (1)
	Class A		Class B
Name of Beneficial Owner	Number	%	Number	%
Executive Officers and Directors:
Keith A. Bentley(2)(9)	3,340,793	28.8%	15,798,149	6.0%	18.8%
Barry J. Bentley(3)(9)	3,340,793	28.8%	13,199,995	5.0%	18.3%
Gregory S. Bentley(4)(9)	1,926,509	16.6%	6,515,567	2.5%	10.4%
Raymond B. Bentley(5)(9)	1,655,397	14.3%	18,211,831	6.9%	11.0%
Kirk B. Griswold(6)	—	—	476,105	*	*
Brian F. Hughes	—	—	19,585	*	*
Janet B. Haugen	—	—	9,090	*	*
David J. Hollister(7)	—	—	957,285	*	*
All executive officers and directors as a group (9 persons)(8)	10,263,492	88.5%	55,878,849	21.2%	58.9%

	Common stock beneficially owned				% of total voting power (1)
	Class A		Class B
Name of Beneficial Owner	Number	%	Number	%
5% Stockholders:
Richard P. Bentley(9)(10)	1,000,000	8.6%	1,077,082	*	5.0%
SPT Invest Management Sarl.(11)	—	—	35,569,645	13.6%	5.9%

*
Represents beneficial ownership of less than 1% of class.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class.

(2)
Includes (i) 2,051,660 shares of Class B common stock distributable under our DCP within 60 days of April 9, 2021 assuming Keith A. Bentley’s termination of employment on such date and (ii) 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 37,149,312 shares of Class B common stock held by various trusts of which Keith A. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Keith A. Bentley disclaims beneficial ownership.

(3)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 33,310,781 shares of Class B common stock held by various trusts of which Barry J. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Barry J. Bentley disclaims beneficial ownership.

(4)
Includes (i) 3,472,950 shares of Class B common stock pledged as security for a credit facility from PNC Bank, N.A., (ii) 972,461 shares of Class B common stock distributable under our DCP within 60 days of April 9, 2021 assuming Gregory S. Bentley’s termination of employment on such date, (iii) 92,654 shares of Class B common stock held in our 401(k) plan and (iv) 198,824 shares of Class B common stock held by Gregory S. Bentley’s spouse. Excludes 27,635,099 shares of Class B common stock held by various trusts of which Gregory S. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Gregory S. Bentley disclaims beneficial ownership.

(5)
Includes 92,654 shares of Class B common stock held in our 401(k) plan. Excludes 2,597,400 shares of Class B common stock held by a trust of which Raymond B. Bentley’s spouse, family members, or third-party trustees serve as trustee and as to which Raymond B. Bentley disclaims beneficial ownership.

(6)
Includes 32,500 shares of Class B common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2021.

(7)
Includes (i) 510,285 shares of Class B common stock distributable under our DCP within 60 days of April 9, 2021 assuming David J. Hollister’s termination of employment on such date and (ii) 20,447 shares of Class B common stock held in our 401(k) plan.

(8)
Includes (i) an aggregate total of 3,660,550 shares of Class B common stock pledged as security for credit facilities from PNC Bank, N.A. and M&T Bank, (ii) 275,528 shares of Class B common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2021, (iii) 3,534,406 shares of Class B common stock distributable under our DCP within 60 days of April 9, 2021 assuming such persons’ termination of employment on such date and (iv) 423,699 shares of Class B common stock held in our 401(k) plan. Excludes all shares of Class B common stock held in trust as to which Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, and Raymond B. Bentley disclaim beneficial ownership as set forth above.

(9)
Barry J. Bentley, Gregory S. Bentley, Keith A. Bentley, Raymond B. Bentley, and Richard P. Bentley and certain of their family members are parties to an amended and restated stockholders agreement, to which we are not a party. See the section titled “Transactions with Related Persons  —  Stockholders Agreement” for information regarding the voting and transfer arrangements among the parties to such agreement.

(10)
Richard P. Bentley’s address is c/o Videoray, LLC, 212 East High Street, Pottstown, PA 19464.

(11)
Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2021 by SPT Invest Management Sarl (“SPT”) and Siemens AG (“SAG”) in which SPT reported shared voting and dispositive power over 35,569,645 shares of our Class B common stock as of December 31, 2020.

According to the schedule, SPT is the record holder of 35,569,645 shares of our Class B common stock. Siemens AG is an affiliate of the SPT and may be deemed to share beneficial ownership of the shares held of record by the SPT. The business address of SPT is 21 Rue Edmond Reuter Contern N4 5326 Luxembourg. The business address of SAG is Werner von Siemens Str. 50 91052 Erlangen, Germany.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act, as amended, requires directors, executive officers and beneficial owners of more than ten percent (10%) of our capital stock to file with the SEC initial reports of ownership and reports of changes in ownership of our capital stock. Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that all such reports were submitted on a timely basis during fiscal 2020.

TRANSACTIONS WITH RELATED PERSONS
Our Relationship with Siemens AG
Common Stock Purchase Agreement
In September 2016, we and the Bentleys (other than Richard P. Bentley, who is not a party to the Common Stock Purchase Agreement) and certain of their family members and family trusts entered into a Common Stock Purchase Agreement with Siemens AG (“Siemens”), as amended, pursuant to which Siemens was authorized, and agreed, to acquire (prior to our IPO) up to $100 million of our Class B common stock from our existing stockholders. Subsequent amendments increased this amount to $250 million (the “Maximum Purchase Amount”). For the years ended December 31, 2017, 2018 and 2019, Siemens paid $58.1 million, $39.0 million and $5.7 million, respectively, for an aggregate of 16.4 million shares of our Class B common stock. As of December 31, 2019, Siemens beneficially owned, through one or more of its affiliates, 30,995,246 shares of our Class B common stock. On June 18, 2020, Siemens purchased an additional 4,574,399 Class B common shares from our existing stockholders for $15.48 per share to reach the Maximum Purchase Amount of $250 million. As of December 31, 2020, Siemens beneficially owned, through one or more of its affiliates, 35,569,645 shares of our Class B common stock. Subject to certain continuing anti-dilution obligations as described below, our obligations to offer and sell Siemens additional shares under the Common Stock Purchase Agreement terminated upon the effectiveness of the IPO registration statement.
Subject to certain exceptions, we, along with the Bentley family members party to the Common Stock Purchase Agreement, also granted to Siemens a right of first refusal (and, as applicable, tag-along rights) on any fundamental sale transaction undertaken by the Company, as well as any new issuance of stock, and, subject to certain exceptions, sales of stock by the Bentley family members party thereto. Such right of first refusal terminated upon the effectiveness of the IPO registration statement.
Certain rights and restrictions set forth in the Common Stock Purchase Agreement continue to apply following the IPO, including the following:
Right of Participation. Following the effectiveness of the IPO registration statement, we and the Bentley family members party to the Common Stock Purchase Agreement have agreed, as applicable, to notify Siemens of our intent to undertake any fundamental sale transaction, non-public offering of stock by us or sale by any Bentley family member party thereto of more than 1% of our fully-diluted capital stock, including any such transaction that may come about as a result of a non-public offer from a third party. Upon receipt of such notice, Siemens has twenty days to submit to the Company or the relevant Bentley family member, as applicable, a binding offer to engage in such transaction and to propose material transaction terms. Siemens may from time to time improve its proposed terms subject to our or the relevant seller’s right to request “best and final” offers from Siemens and any other relevant third party. Neither we nor any member of the Bentley family party to the Common Stock Purchase Agreement is obligated to accept any offer submitted by Siemens, subject only to our agreement not to consummate any subject transaction with a third party on terms less favorable in the aggregate than those proposed by Siemens during the period beginning on the date Siemens proposes such offer and expiring twelve months thereafter or upon the expiration, withdrawal or revocation of Siemens’ offer, whichever comes first.
Rights in a Public Offering. If the Company issues shares of capital stock in a public offering, Siemens has the right to purchase, for the price per share used in such public offering, additional shares as are necessary so that Siemens’ percentage ownership on a fully diluted basis at the time of such public offering, is unchanged as a result of such public offering.
Standstill Agreement. Siemens has agreed that it will not directly or indirectly acquire shares of our Class B common stock such that following such acquisition the Company’s affiliates and Siemens and its (each as determined under Rule 144) collectively would beneficially own 80% or more of our issued and outstanding shares of capital stock. As of December 31, 2020, the Company’s affiliates and Siemens and its affiliates collectively beneficially owned approximately 78.3% of our issued and outstanding shares of capital stock.
Disclaimer of Corporate Opportunity. We have waived to the fullest extent permitted by applicable law any claim against Siemens based upon the corporate opportunity doctrine or otherwise that could limit

Siemens’ ability to pursue other opportunities, including acquisitions or investments, that may compete with or be complimentary to our business, and Siemens is under no obligation to offer any such opportunities to us.
Registration Rights Agreement
In connection with the Common Stock Purchase Agreement, we and an affiliate of Siemens entered into a registration rights agreement. Beginning eighteen months following the effectiveness of the IPO registration statement, Siemens may request one consummated registration by the Company of its shares on Form S-1 and unlimited registrations on Form S-3 (to the extent available, and no more than two per year). In addition, subject to certain exceptions, if we propose to register any of our securities under the Securities Act in connection with the public offering of such securities, upon the request of Siemens, we will register all of the capital stock that Siemens has requested to be included in such registration, subject to any proportionate cut back at the request of any underwriter used in connection with such registration. In connection with any of these the registrations, we will indemnify Siemens and we will bear all fees, costs and expenses (except underwriting commissions and discounts).
Strategic Collaboration Agreement
In conjunction with the Common Stock Purchase Agreement, we entered into a strategic collaboration agreement with Siemens. This agreement governs our collaboration with Siemens and certain of its divisions on the development, marketing and distribution of agreed upon software and software development projects. The initial term of the agreement lasts until December 31, 2026 and automatically renews for successive one-year terms unless either party elects to terminate the agreement by providing notice of termination at least one year prior to the expiration of the then current term. In addition, Siemens has the right to terminate the agreement and any related collaboration projects if the Bentleys no longer own a majority of our voting power or if we otherwise undergo a change of control.
Licensing Transactions
Siemens, through its various affiliates, has historically been and continues to be a user of our software, including pursuant to one or more SELECT Agreements.
We are also party to several royalty-bearing license agreements with certain Siemens affiliates pursuant to which each party has licensed technology from the other for use in its own software products. Certain of these arrangements generally pre-date Siemens’ acquisition of our Class B common stock. In addition, under the framework of the strategic collaboration agreement referenced above, we are party to several agreements with Siemens affiliates pursuant to which each party has the right to offer licenses and subscriptions to certain technology of the other party both independent of, and in connection with, interoperable solutions developed under the strategic collaboration agreement. For the years ended December 31, 2018, 2019, and 2020, Siemens paid us $2.4 million, $2.6 million and $4.6 million, respectively, pursuant to the foregoing arrangements. For the years ended December 31, 2018, 2019 and 2020, we paid Siemens approximately $968,000, $1.0 million and $875,000 million, respectively, pursuant to the foregoing arrangements.
Stockholders Agreement
Gregory S. Bentley, Keith A. Bentley, Barry J. Bentley, Raymond B. Bentley and Richard P. Bentley and certain of their permitted transferees are parties to an amended and restated stockholders agreement (the “Stockholders Agreement”), to which we are not a party.
The Stockholders Agreement provides that the parties thereto, by a majority vote, have the right to nominate a single slate of nominees for election in each election of our Board of Directors. Each party to the Stockholders Agreement agrees to vote all of such party’s shares to elect such slate of nominees to our Board of Directors, and no party to the Stockholders Agreement will approve the removal of any director nominated by majority vote without the consent of the parties to the Stockholders Agreement voting with the majority. In addition, the Stockholders Agreement provides that the parties to the Stockholders Agreement, by a majority vote among them, shall determine the manner in which each party to the Stockholders Agreement shall vote all of the voting shares held by each party to the Stockholders Agreement on all other matters at meetings of the stockholders of the Company. No person who is not a Bentley or a permitted transferee thereof has the right to participate in any majority vote under the Stockholders Agreement.
The Stockholders Agreement also sets forth certain restrictions on the ability of the parties thereto to freely transfer shares of our Class A common stock, except for permitted transfers to family members, entities controlled by or for the benefit of such party or such party’s family members, and parties taking a security interest in shares of our Class A common stock to secure indebtedness. In addition, the Stockholders Agreement provides the parties thereto with (i) drag-along rights in the event the parties to the Stockholders Agreement determine by a majority vote to sell all shares of our stock held by them, (ii) rights of first refusal in the event a party to the Stockholders Agreement wishes to sell shares of our Class A common stock to a person who is not a permitted transferee and (iii) rights to purchase shares of our Class A common stock held by a party to the Stockholders Agreement prior to their transfer by reason of bankruptcy or insolvency proceedings, attachment or garnishment, divorce or other involuntary transfer (other than by reason of death).
Indemnification of our Directors and Officers
Our Bylaws require us to indemnify our directors and the officers designated by our Board of Directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and such officers. The maximum potential amount of future payments we could be required to make pursuant to these obligations is unlimited.
Procedures for Approval of Related-Party Transactions
In connection with our IPO, we adopted a written policy relating to the approval of related-party transactions. We will review relationships and transactions in which we and our directors, executive officers or certain stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal, accounting and finance staff will be primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related-party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
In addition, our Audit Committee reviews, approves or ratifies any related-party transaction reaching a certain threshold of significance. In approving or rejecting any such transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or ratification of the transaction.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, c/o Bentley Systems, Incorporated, 685 Stockton Drive, Exton, PA 19341. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2022 Annual Meeting, a proposal must be received by our Secretary on or before December 17, 2021. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of stockholders. To make a director nomination or present other business for consideration at the 2022 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the date of the first anniversary of this year’s Annual Meeting. Therefore, to be presented at our 2022 Annual Meeting, such a proposal must be received on or after January 27, 2022, but not later than February 26, 2022. In the event that the date of the 2022 Annual Meeting is called for a date that is not within 30 days from the first anniversary this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day before the date of the 2022 Annual Meeting and not later than the later of the 90th day before the date of the 2022 Annual Meeting, as originally convened, or, if notice of the date of the 2022 Annual Meeting is given to the public after the 120th day before such date, the close of business on the tenth day following the day on which the first public disclosure of the date of the 2022 Annual Meeting was made, or within a reasonable time after the Company has provided notice of the date of the 2022 Annual Meeting to the public. If the number of directors to be elected to the Board of Directors at the 2022 Annual Meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of this year’s Annual Meeting, notice by the stockholder will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single copy addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Investor Relations by mail at Bentley Systems, Incorporated, 685 Stockton Drive, Exton, PA 19341 or by email at IR@bentley.com.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,

David R. Shaman Chief Legal Officer and Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website
(https://investors.bentley.com/financial-information/sec-filings). Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Bentley Systems, Incorporated
685 Stockton Drive
Exton, Pennsylvania 19341

Bentley®
Advancing Infrastructure

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, (Eastern Time), on May 26, 2021

Online
Go to **www.envisionreports.com/BSY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BSY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

1234 5678 9012 345

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Barry J. Bentley	☐	☐	02 - Gregory S. Bentley	☐	☐	03 - Keith A. Bentley	☐	☐
04 - Raymond B. Bentley	☐	☐	05 - Kirk B. Griswold	☐	☐	06 - Janet B. Haugen	☐	☐
07 - Brian F. Hughes	☐	☐						

Proposal	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03G3XC

The password for this meeting is — BSY2021.

Small steps make an impact.

Bentley Systems, Incorporated

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Notice of 2021 Annual Meeting of Stockholders

Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bentley Systems, Incorporated to be held on May 27, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

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2021 Annual Meeting Proxy CardThe 2021 Annual Meeting of Stockholders of Bentley Systems, Incorporated will be held onThursday, May 27, 2021 at 11:00am Eastern Time, virtually via the internet at www.meetingcenter.io/256543835.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.The password for this meeting is — BSY2021.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.envisionreports.com/BSYSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BSYIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.+Bentley Systems, IncorporatedNotice of 2021 Annual Meeting of StockholdersProxy Solicited by The Board of Directors for Annual Meeting — May 27, 2021

Bentley®
Advancing Infrastructure

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2021 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Barry J. Bentley	☐	☐	02 - Gregory S. Bentley	☐	☐	03 - Keith A. Bentley	☐	☐
04 - Raymond B. Bentley	☐	☐	05 - Kirk B. Griswold	☐	☐	06 - Janet B. Haugen	☐	☐
07 - Brian F. Hughes	☐	☐						

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 0 3 2 2 4

03G3YB

Bentley Systems, Incorporated

Notice of 2021 Annual Meeting of Stockholders

Gregory S. Bentley, David R. Shaman and Michael T. Fischette, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bentley Systems, Incorporated to be held on May 27, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)